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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-72724 and No. 333-40520) pertaining to the Private Business Inc. 2000 Employee Stock Purchase Plan of our report dated February 21, 2003 (except for the first paragraph of note 7, as to which the date is April 11, 2003), with respect to the consolidated financial statements and schedule of Private Business Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                              /s/ Ernst & Young LLP

Nashville, Tennessee
April 11, 2003